Exhibit 10.2

Content License Agreement

This Content License Agreement (“Agreement”) is entered into as of September 18, 2026 (the “Effective Date”), by and between Bravo Multinational Incorporated, Wyoming corporation (“Licensee”), and MWP Entertainment Group, LLC, a Nevada limited liability company (“Licensor”), and sets forth the terms and conditions between the Parties in connection with the license of certain content set forth in Exhibit A attached hereto (the “Licensed Content”). Licensee and Licensor are individually and collectively referred to herein as “Party” and “Parties” respectively.

1. License Grants.

(a) Subject to the terms and conditions of this Agreement, Licensor grants to Licensee an exclusive, perpetual (subject to termination as set forth in Section 8), worldwide, fully paid-up, royalty-free, sublicensable (only in connection with the conduct of Licensee’s business), non-transferable license to reproduce, distribute, reformat for online delivery, transmit, make available, perform and display (collectively, “exploit”) the Licensed Content on the Content Delivery Service (as defined below) on or via any device now known or hereafter devised. “Content Delivery Service” means a service that provides viewers with on-demand or streaming access to audio-visual content, with or without advertising, transmitted over the Internet.

(b) For promotional purposes in connection with the Licensee, Licensor hereby further grants to Licensee a license, during the Term, to:

(i) create clips, excerpts, trailers, thumbnail images, metadata and other promotional materials of or for the Licensed Content (collectively, the “Licensee Promo Materials”); and

(ii) promote the Licensed Content in any and all media.

(c) As between the Parties, Licensor retains all rights, title, and interest (including all intellectual property and other proprietary rights) in the Licensed Content. There are no implied licenses under this Agreement, and all rights not expressly granted under this Agreement are reserved to their respective owners.

2. Licensee’s Display Obligations and Rights.

(a) Except as otherwise set forth herein, Licensee shall not modify, nor authorize third parties to modify, the Licensed Content without Licensor’s consent, provided that Licensee may technically manipulate (e.g., encode, compress, reformat) the Licensed Content as reasonably necessary to distribute the Licensed Content and allow user-activated or user-initiated overlays, squeezebacks and other advanced functionality (e.g., mosaic channels, picture-in-picture, notifications, social media tools) in connection with the Licensed Content on the Content Delivery Service.

(b) Licensee shall have the right, in its sole discretion, to determine if, when, where (i.e., on which devices and on which websites, applications or other means) and on which access points all or any of the Licensed Content is exploited, including the packaging and programming related thereto (e.g., groupings by genre and other categories).

(c) Licensee may elect not to exploit any or all of the Licensed Content on any access point, including as a result of any determination by Licensee that any of the Licensed Content may be the subject of a legal issue or claim, or is otherwise inconsistent with Licensee’s business practices, standards or brands.

3. Withdrawal of Content by Licensor.

(a) Licensor shall have the right to withdraw a particular piece of Licensed Content in the event that Licensor reasonably determines there is a bona fide rights or other legal issue.

(b) As soon as commercially practicable following receipt by Licensee of a written notice of withdrawal from Licensor pursuant to Section 3(a), Licensee shall block, or cause to be blocked, the exploitation of the applicable Licensed Content on the Content Delivery Service.

4. Content Protection. Licensee will use or cause to be used industry standard content protection technologies designed to limit unauthorized exploitation of the Licensed Content.

5. Closed Captions. Licensee may create, or arrange for a third party to create, closed captions for any Licensed Content at Licensee’s expense. In connection with such creation, Licensee will use reasonable commercial efforts to ensure that such closed caption and subtitled versions reflect the original version of the applicable Licensed Content.

6. Third Party Payments.

(a) For the avoidance of doubt, as between the Parties, Licensee shall be entitled to receive and retain all revenues, royalties, and other income generated from Licensee’s exploitation of the Licensed Content on or through the Content Delivery Service, and Licensee shall be solely responsible for all costs and expenses incurred in connection with such exploitation.

(b) As between Licensee and Licensor, and to the extent applicable, Licensee shall be responsible for paying any music publishing public performance rights royalties or music publishing public performance rights license fees due in connection with the Content Delivery Service for the musical compositions in the Licensed Content for which the public performing rights are controlled by Broadcast Music Inc., the American Society of Composers, Authors and Publishers and SESAC, Inc. Notwithstanding the foregoing, Licensee and Licensor acknowledge that nothing in this Agreement shall be interpreted as an admission, acknowledgement, or belief that a public performance license is required with respect to Licensee’s activities pursuant to this Agreement.

(c) Licensee shall be responsible with respect to all other rights related to any musical compositions and/or sound recordings in the Licensed Content, including all so-called synchronization rights and mechanical rights. As between Licensee and Licensor, Licensee shall be responsible for (i) accounting for and/or making any payments to third-party participants in the proceeds of the Licensed Content and to persons appearing in or rendering services in connection therewith; and (ii) all guild payments or residuals payable with respect to the Licensed Content.

7. Enforcement. With respect to any Licensed Content in connection with a Content Delivery Service, Licensor authorizes Licensee to take appropriate action (e.g., issue take-down notices, or pursue litigation) on Licensor’s behalf to prevent or inhibit illegal or unauthorized exploitation of such Licensed Content in connection with a Content Delivery Service. Any such action shall be conducted at Licensor’s expense. In any such action brought by Licensee, Licensor shall, at Licensee’s expense, cooperate with and assist Licensee as reasonably requested, including by joining Licensee and its affiliates as a party to any legal proceedings, provided that if Licensor chooses to engage separate legal counsel from Licensee, Licensor shall bear the cost of such separate legal counsel. Licensee shall provide prompt written notice to Licensor of any infringement or unauthorized use of the Licensed Content in connection with a Content Delivery Service of which it or any of its affiliates is aware. Licensee shall not settle any such legal proceeding without the prior written consent of Licensor, not to be unreasonably withheld, unless such settlement does not admit any liability, and does not place any obligations (including monetary obligations) on Licensor. Any awards from such enforcement action by Licensee in connection with a Content Delivery Service shall first be used to reimburse Licensor for any costs or expenses incurred by Licensor and the remainder shall be retained by, and shall be for the benefit of, Licensee.

8. Term and Termination.

(a) Term. This Agreement shall commence on the Effective Date and, unless terminated earlier as provided in this Section 8, shall continue for so long as any intellectual property or other proprietary rights in any of the Licensed Content remain in effect (the “Term”).

(b) Termination Rights. Either Party may terminate this Agreement (i) immediately upon written notice if the other Party has materially breached the terms and conditions of this Agreement and has failed to cure such material breach within thirty (30) days after receipt of written notice of breach from the non-breaching Party; (ii) immediately upon written notice if Licensee undergoes a change of control in breach of Section 13; or (iii) immediately if (A) the other Party has a trustee or receiver appointed for it or its property; (B) the other Party makes an assignment for the benefit of creditors; (C) any proceedings are commenced by, for or against the other Party under any bankruptcy, insolvency or debtor's relief law; or (D) the other Party is liquidated or dissolved.

(c) Post-Termination. Following any termination of this Agreement, Licensee shall immediately (a) discontinue the use of the Licensed Content and all Licensor Confidential Information and (b) comply with the terms of Section 10.

9. Representations and Warranties; Disclaimer.

(a) Each Party represents and warrants that (i) it has the power and authority to enter into, and perform its obligations under this Agreement, (ii) it is under no obligation, contractual or otherwise, which might in any way interfere with its full and complete performance of this Agreement; (iii) it is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state of its organization, and (iv) the individual executing this Agreement on its behalf has the authority to do so.

(b) Licensor represents and warrants that it has obtained or otherwise possesses all necessary rights to (i) exploit the Licensed Content by and through on-demand or streaming access to audio-visual content transmitted over the Internet and (ii) use the applicable artist’s name, voice, approved image, approved likeness, approved logos, approved biographical materials, approved trademarks and other approved identifications embodied in the Licensed Content solely in connection with the advertising, marketing, promotion, and exploitation of the Licensed Content.

(c) THE LICENSED CONTENT ARE LICENSED ON AN "AS IS" BASIS, WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND, AND LICENSOR HEREBY EXPRESSLY DISCLAIMS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL WARRANTIES OF ANY KIND OR NATURE, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, VALIDITY OR ENFORCEABILITY.

10. Confidentiality. Each Party (the “Disclosing Party”) may from time to time disclose to the other Party (the “Receiving Party”) certain information regarding the business of the Disclosing Party and its suppliers, including without limitation, technical, marketing, financial, employee, planning, and other confidential or proprietary information, that was marked or identified as confidential or proprietary by the Disclosing Party or that the Receiving Party knew or should have known, under the circumstances, was considered confidential or proprietary by the Disclosing Party (“Confidential Information”). The Receiving Party shall hold all Confidential Information of the Disclosing Party in trust and confidence and protect it as the Receiving Party would protect its own confidential information (which, in any event, will not be less than reasonable protection) and shall not use such Confidential Information for any purpose other than that contemplated by this Agreement. Unless agreed by the Disclosing Party in writing, the Receiving Party shall not disclose any Confidential Information of the Disclosing Party to any person other than employees and contractors who (a) are bound by written confidentiality obligations consistent with and at least as restrictive as those set forth herein and (b) have a need to know such

     Confidential Information for purposes of enabling a Party to exercise its rights and perform its obligations pursuant to this Agreement. The foregoing confidentiality obligation will be effective during the term of this Agreement and for a period of five (5) years thereafter, provided, however, that any Confidential Information that is considered a trade secret under applicable law shall remain subject to this Section until it ceases to be considered a trade secret. The confidentiality obligations specified herein will not apply to any Confidential Information to the extent that the Receiving Party can demonstrate by competent evidence that: (i) it was already known to the and for a period of five (5) years thereafter, provided, however, that any Confidential Information that is considered a trade secret under applicable law shall remain subject to this Section until it ceases to be considered a trade secret. The confidentiality obligations specified herein will not apply to any Confidential Information to the extent that the Receiving Party can demonstrate by competent evidence that: (i) it was already known to the Receiving Party without restriction prior to the time of disclosure by the Disclosing Party; (ii) it was acquired by the Receiving Party from a third party without confidentiality restriction; (iii) it was independently developed or acquired by the Receiving Party by employees or contractors without access to such Confidential Information; or (iv) it was in the public domain at the time it is disclosed or subsequently falls within the public domain through no wrongful action of the Receiving Party. In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is: (A) approved in writing by the Disclosing Party; (B) necessary for the Receiving Party to enforce its rights under the Agreement in connection with a legal proceeding; or (C) required by law or by the order of a court of similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party of such required disclosure promptly and in writing and cooperates with the Disclosing Party, at the Disclosing Party’s request and expense, in any lawful action to contest or limit the scope of such required disclosure. Upon termination of this Agreement, Licensee shall return or destroy (at Licensor’s sole option) all copies of Licensor’s Confidential Information in its possession or control, and shall provide Licensor with a written certificate, duly executed by an officer of Licensee, certifying that all such Confidential Information has been delivered or destroyed.

11. Indemnification.

(a) Licensee agrees at all times to indemnify, defend, and hold harmless Licensor, and its affiliates, and each of its and their respective past and present officers, directors, employees, agents, and representatives, from and against any and all claims, actions, judgments, suits, damages, liabilities, costs, and expenses, including reasonable attorneys’ fees and costs, (collectively, “Claims”) arising out of or related to any third-party claim arising out of any use of the Licensed Content by or on behalf of Licensee or the creation of any Licensee Promo Materials, in each case, in any manner, in whole or in part (unless and to the extent such Claims arise out of or relate to Licensor’s indemnification obligation pursuant to Section 11(b)).

(b) Licensor agrees at all times to indemnify, defend, and hold harmless Licensee, and its affiliates, and each of its and their respective past and present officers, directors, employees, agents, and representatives, from and against any and all Claims arising out of or related to any third-party claim, suit, action or proceeding arising out of infringement of any third-party intellectual property rights by the Licensed Content when used in accordance with this Agreement.

(c) A Party seeking indemnification hereunder shall promptly notify the other Party (the “Indemnifying Party”) of any Claim to which its indemnity applies (but the failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability or obligation which the Indemnifying Party may have to the Indemnified Party under this Agreement except to the extent of any material prejudice to the Indemnifying Party resulting from such failure), and such notice shall: (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Claim(s) in the possession of the Indemnified Party. The Indemnified Party shall afford the Indemnifying Party the opportunity to participate in, or fully control, any proceeding and the compromise, settlement, resolution or other disposition of such Claim(s). The Indemnified Party will reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in such Indemnifying Party’s participation in, or control of, any Claim(s) and the compromise, settlement, resolution or other disposition of such Claim(s); provided that the Indemnified Party’s prior written consent to such compromise, settlement, resolution or other disposition shall be required but shall not be unreasonably withheld. The settlement of any Claim(s) by the Indemnified Party, without the Indemnifying Party’s prior written consent, shall release the Indemnifying Party from its obligations hereunder with respect to such Claim(s) so settled.

12. Limitation of Liability. IN NO EVENT SHALL LICENSOR OR ANY OF ITS AFFILIATES HAVE ANY OBLIGATION OR LIABILITY TO LICENSEE OR ANY OF ITS AFFILIATES WITH RESPECT TO THE MATTERS CONTEMPLATED BY THIS AGREEMENT, WHETHER ARISING IN CONTRACT (INCLUDING WARRANTY), TORT (INCLUDING ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE) OR OTHERWISE, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR REVENUES, LOSS OF REPUTATION OR OPPORTUNITY OR LOSS OF DATA, WHETHER FORESEEABLE OR NOT AND EVEN IF LICENSOR OR ANY OF ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE ACKNOWLEDGES AND AGREES THAT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, LICENSOR’S AGGREGATE LIABILITY UNDER THIS AGREEMENT, REGARDLESS OF THE CLAIM OR CAUSE, SHALL NOT EXCEED ONE HUNDRED UNITED STATES DOLLARS ($100).

13. Assignment. This Agreement shall bind and inure to the benefit of the successors and assigns of the Parties hereto, except that this Agreement may not be assigned by either Party without the prior written consent of the other Party. For purposes of this Section 13, an assignment of this Agreement shall include a change of control, merger, reorganization (in bankruptcy or otherwise), assumption in bankruptcy or equity or asset sale of a Party, regardless of whether such transaction is deemed an "assignment" under applicable law.

14. Notices. All notices, requests or demands given under this Agreement shall be in writing and delivered by certified or registered mail with return receipt requested and postage/charges prepaid, or courier, at the addresses listed below.

Notices to Licensor shall be directed to:

MWP Entertainment Group, LLC
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with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
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Notices to Licensee shall be directed to:

Bravo Multinational Incorporated
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with copies (which shall not constitute notice) to:

Jones & Haley, P.C.
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15. Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Wyoming without regard to conflicts of laws principles. Each of the Parties irrevocably consents to exclusive personal jurisdiction and venue in the federal and state courts located in Wyoming for any action or proceeding arising out of or relating to this Agreement and each irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding.

16. Entire Understanding; Amendment; Construction. This Agreement, together with all exhibits referenced herein and attached hereto, embodies the entire and exclusive understanding of the Parties with respect to the subject matter hereof, constitutes a binding agreement of the Parties upon the execution hereof, and supersedes all prior written or oral commitments, arrangements, or understandings with respect thereto. No change, amendment, or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement thereof. The failure of one Party to enforce any of the provisions of this Agreement, or the failure to require at any time the performance of the other Party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions (or any other provision), nor in any way affect the ability of a Party to enforce each and every provision thereafter. If any provision of this Agreement is found unenforceable, invalid, or otherwise contrary to law, it and any related provisions shall be interpreted to best accomplish the unenforceable provision’s essential purpose, and all other provisions hereof shall continue in full force. Nothing contained herein shall be deemed to create a joint venture, partnership, franchise, principal/agent relationship or other fiduciary relationship between the Parties, and neither Party is authorized to or shall act toward third parties or the public in any manner that would indicate any such relationship with the other. There are no third-party beneficiaries to this Agreement. The use of “and/or” herein shall not be deemed to be exclusive (e.g., “A and/or B” shall mean A or B, or both). The headings and titles of the provisions of this Agreement are inserted for convenience of the Parties only and shall not affect the construction or interpretation of any provision hereof.

17. Survival. All provisions of this Agreement which must survive in order to give effect to their intent and meaning shall survive the expiration or termination of this Agreement.

18. Counterparts and Execution. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together constitute one agreement. Signatures delivered via facsimile or other electronic delivery (e.g., PDF) shall be deemed original signatures.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have agreed to the terms and conditions of this Agreement as of Effective Date.

MWP ENTERTAINMENT GROUP, LLC	BRAVO MULTINATIONAL INCORPORATED
By: s/ Michael Williams Name: Michael Williams Title: Chief Executive Officer	By: /s Grant Cramer Name: Grant Cramer Title: Authorized Officer

Content License Agreement

EXHIBIT A

Licensed Content

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